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                                                      Exhibit 23.6


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement filed on Form F-3 and related Prospectus of UBS AG for the registration of Debt Securities and Warrants and to the incorporation by reference therein of our report dated 31 January 2000, with respect to the consolidated financial statements of Paine Webber Group Inc. included in Form 6-K filed with the Securities and Exchange Commission.


                                                    Ernst & Young LLP


New York, New York
5 July 2001